UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 4, 2008
CERADYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-0421
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Exhibit Index on page 4

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 7.01 Regulation FD Disclosure.
     On January 4, 2008, Ceradyne, Inc. issued a press release announcing that it has been awarded an indefinite delivery/indefinite quantity (ID/IQ) five-year order from the United States Special Operations Command (USSOCOM), MacDill Air Force Base, Florida. An initial order against the ID/IQ contract in the amount of $4.9 million was also awarded. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     On January 10, 2008, Ceradyne, Inc. issued a press release announcing that it has received a $9.6 million body armor order for Small Arms Protective Inserts (SAPI) from UNICOR, Washington, D.C. A copy of this press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     On January 14, 2008, Ceradyne, Inc. issued a press release announcing that its ceramics operation, ESK Ceramics in Kempten, Germany, received a 5-year contract for its EKasic® silicon carbide industrial pump seal faces for an estimated minimum amount of 35 million Euro (50 million USD). A copy of this press release is being furnished as Exhibit 99.3 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Ceradyne, Inc. dated January 4, 2008.

99.2	Press release of Ceradyne, Inc. dated January 10, 2008.

99.3	Press release of Ceradyne, Inc. dated January 14, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
January 15, 2008	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Ceradyne, Inc. dated January 4, 2008.

99.2	Press release of Ceradyne, Inc. dated January 10, 2008.

99.3	Press release of Ceradyne, Inc. dated January 14, 2008.

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